Exhibit 99.1

Heritage Commerce Corp Reports Robust Loan and Deposit Growth in 2024

San Jose, CA — January 23, 2025 — Heritage Commerce Corp (Nasdaq: HTBK), (the “Company”), the holding company for Heritage Bank of Commerce (the “Bank”), today announced that its fourth quarter 2024 net income was $10.6 million, or $0.17 per average diluted common share, compared to $10.5 million, or $0.17 per average diluted common share, for the third quarter of 2024, and $13.3 million, or $0.22 per average diluted common share, for the fourth quarter of 2023. For the year ended December 31, 2024, net income was $40.5 million, or $0.66 per average diluted common share, compared to $64.4 million, or $1.05 per average diluted common share, for the year ended December 31, 2023. All data are unaudited.

“Our earnings for both the fourth quarter of 2024 and the full year were fueled by excellent deposit growth and solid loan growth throughout our footprint,” said Clay Jones, President and Chief Executive Officer. “Deposit balances grew 2% over the prior quarter and 10% year-over-year, driven by our team’s success at cultivating local community commercial deposit relationships. Additionally, loan growth picked up during the fourth quarter, resulting in a 2% increase from the prior quarter and a 4% increase year-over-year.”

“Our positive credit trends continued during the fourth quarter, with nonperforming assets and net charge-offs remaining low at December 31, 2024,” said Mr. Jones. “During the fourth quarter, we continued to add to our loan reserves reflecting our solid loan growth while credit costs remained modest.”

“Another highlight of the fourth quarter was the expansion of our net interest margin to 3.34% for the fourth quarter of 2024, compared to 3.17% for the third quarter of 2024. The quarterly net interest margin improvement was largely due to the reduction in our cost of funds following the recent rate reductions. With our solid capital ratios and strong balance sheet, we remain well positioned to benefit from stronger economic conditions. I want to thank our team members, clients, and the community for their efforts this year and for their unwavering support,” said Mr. Jones.

Fourth Quarter Ended December 31, 2024

Operating Results, Liquidity Position, Financial Condition, Credit Quality, and Capital Management

(as of, or for the periods ended December 31, 2024, compared to September 30, 2024, and December 31, 2023, except as noted):

Operating Results:

♦	The following table indicates the ratios for the annualized return on average equity, average tangible common equity, average assets and average tangible assets for the periods indicated:

	For the Quarter Ended:			For the Year Ended:
	December 31,	September 30,	December 31,	December 31,	December 31,
(unaudited)	2024	2024	2023	2024	2023
Return on average equity	6.16%	6.14%	7.96%	5.97%	9.88%
Return on average tangible common equity(1)	8.25%	8.27%	10.84%	8.05%	13.57%
Return on average assets	0.75%	0.78%	1.00%	0.76%	1.22%
Return on average tangible assets(1)	0.78%	0.81%	1.04%	0.78%	1.26%

(1)This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” below.

Net Interest Income:

♦	Net interest income increased 11% to $44.2 million for the fourth quarter of 2024, compared to $39.9 million for the third quarter of 2024. The fully tax equivalent (“FTE”) net interest margin increased 17 basis points to 3.34% for the fourth quarter of 2024 from 3.17% for the third quarter of 2024, primarily due to lower rates paid on customer deposits, an increase in the average balances of deposits resulting in an increase in the average balance of overnight funds, partially offset by a lower average yield on overnight funds.
♦	Net interest income increased 4% to $44.2 million for the fourth quarter of 2024, compared to $42.3 million for the fourth quarter of 2023. The FTE net interest margin decreased (7) basis points to 3.34% for the fourth quarter of 2024, from 3.41% for the fourth quarter of 2023, primarily due to higher rates paid on customer deposits, and lower average yields on overnight funds and investment securities, partially offset by an increase in the average balances of loans and overnight funds.
♦	For the year ended December 31, 2024, the net interest income decreased (11%) to $163.6 million, compared to $183.2 million for the year ended December 31, 2023. The FTE net interest margin decreased (42) basis points to 3.28% for the year ended December 31, 2024, from 3.70% for the year ended December 31, 2023, primarily due to higher rates paid on customer deposits, a decrease in the average balance of noninterest-bearing deposits, and a lower average yield on investment securities, partially offset by an increase in the average balances of loans and overnight funds.
♦	The following tables set forth the estimated changes in the Company’s annual net interest income and economic value of equity (a non-GAAP financial measure) that would result from the designated instantaneous parallel shift in interest rates noted, and assuming a flat balance sheet with consistent product mix, as of December 31, 2024:

	Increase/(Decrease) in
	Estimated Net
CHANGE IN INTEREST RATES (basis points)	Interest Income(1)
(in $000's, unaudited)	Amount	Percent
+400	$27,272	14.0%
+300	$20,340	10.5%
+200	$13,451	6.9%
+100	$6,590	3.4%
0	—	—
−100	$(8,368)	(4.3)%
−200	$(19,659)	(10.1)%
−300	$(33,576)	(17.3)%
−400	$(54,794)	(28.2)%

	Increase/(Decrease) in
	Estimated Economic
CHANGE IN INTEREST RATES (basis points)	Value of Equity(1)
(in $000's, unaudited)	Amount	Percent
+400	$124,156	9.0%
+300	$104,693	7.6%
+200	$78,580	5.7%
+100	$44,383	3.2%
0	—	—
−100	$(71,172)	(5.2)%
−200	$(177,928)	(13.0)%
−300	$(314,451)	(22.9)%
−400	$(492,841)	(35.9)%

(1)	Computations of prospective effects of hypothetical interest rate changes are for illustrative purposes only, are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results. These projections are forward-looking and should be considered in light of the Forward-Looking Statement Disclaimer below. Actual rates paid on deposits may differ from the hypothetical interest rates modeled due to competitive or market factors, which could affect any actual impact on net interest income.

♦	The following tables present the average balance of loans outstanding, interest income, and the average yield for the periods indicated:
●	The average yield on the total loan portfolio increased to 5.53% for the fourth quarter of 2024, compared to 5.42% for the third quarter of 2024.

	For the Quarter Ended			For the Quarter Ended
	December 31, 2024			September 30, 2024
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank	$2,899,347	$39,852	5.47%	$2,867,076	$39,621	5.50%
Prepayment fees	—	35	0.00%	—	4	0.00%
Bay View Funding factored receivables(1)	59,153	3,084	20.74%	55,391	2,144	15.40%
Purchased residential mortgages	434,846	3,732	3.41%	441,294	3,779	3.41%
Loan fair value mark / accretion	(2,357)	429	0.06%	(2,621)	233	0.03%
Total loans (includes loans held-for-sale)	$3,390,989	$47,132	5.53%	$3,361,140	$45,781	5.42%

●	The average yield on the total loan portfolio increased to 5.53% for the fourth quarter of 2024, compared to 5.39% for the fourth quarter of 2023, primarily due to an increase in the yield on the core bank loan portfolio. The average yield on the total loan portfolio increased to 5.47% for the year ended December 31, 2024, compared to 5.45% for the year ended December 31, 2023, primarily due to an increase in the yield on the core bank loan portfolio.

	For the Quarter Ended			For the Quarter Ended
	December 31, 2024			December 31, 2023
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank	$2,899,347	$39,852	5.47%	$2,773,652	$37,674	5.39%
Prepayment fees	—	35	0.00%	—	91	0.01%
Bay View Funding factored receivables	59,153	3,084	20.74%	52,861	2,803	21.04%
Purchased residential mortgages	434,846	3,732	3.41%	459,268	3,812	3.29%
Loan fair value mark / accretion	(2,357)	429	0.06%	(3,352)	255	0.04%
Total loans (includes loans held-for-sale)	$3,390,989	$47,132	5.53%	$3,282,429	$44,635	5.39%

	For the Year Ended			For the Year Ended
	December 31, 2024			December 31, 2023
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank	$2,848,206	$155,690	5.47%	$2,730,789	$147,028	5.38%
Prepayment fees	—	117	0.00%	—	484	0.02%
Bay View Funding factored receivables(1)	55,717	10,980	19.71%	62,642	13,426	21.43%
Purchased residential mortgages	444,476	15,038	3.38%	472,582	15,309	3.24%
Loan fair value mark / accretion	(2,737)	1,158	0.04%	(3,819)	1,381	0.05%
Total loans (includes loans held-for-sale)	$3,345,662	$182,983	5.47%	$3,262,194	$177,628	5.45%

(1)Interest income for the third quarter of 2024 and the year ended December 31, 2024 was reduced by an immaterial out-of-period adjustment of ($804,000).

●	In aggregate, the unamortized net purchase discount on total loans acquired was $2.1 million at December 31, 2024.

♦	The following table presents the average balance of deposits and interest-bearing liabilities, interest expense, and the average rate for the periods indicated:

	For the Quarter Ended			For the Quarter Ended
	December 31, 2024			September 30, 2024
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Deposits:
Demand, noninterest-bearing	$1,222,393			$1,172,304

Demand, interest-bearing	906,581	$1,452	0.64%	907,346	$1,714	0.75%
Savings and money market	1,339,397	9,090	2.70%	1,188,057	9,128	3.06%
Time deposits - under $100	11,388	49	1.71%	11,133	47	1.68%
Time deposits - $100 and over	234,446	2,310	3.92%	229,565	2,349	4.07%
Insured Cash Sweep ("ICS")/Certificate of Deposit Registry
Service ("CDARS") - interest-bearing demand, money market
and time deposits	1,057,286	7,009	2.64%	1,017,541	7,747	3.03%
Total interest-bearing deposits	3,549,098	19,910	2.23%	3,353,642	20,985	2.49%
Total deposits	4,771,491	19,910	1.66%	4,525,946	20,985	1.84%

Short-term borrowings	28	—	0.00%	32	—	0.00%
Subordinated debt, net of issuance costs	39,629	538	5.40%	39,590	538	5.41%
Total interest-bearing liabilities	3,588,755	20,448	2.27%	3,393,264	21,523	2.52%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	$4,811,148	$20,448	1.69%	$4,565,568	$21,523	1.88%

●	The average cost of total deposits decreased to 1.66% for the fourth quarter of 2024, compared to 1.84% for the third quarter of 2024, reflecting our success in reducing the rates on client deposits following the recent interest rate reductions. The average cost of funds decreased to 1.69% for the fourth quarter of 2024, compared to 1.88% for the third quarter of 2024. The average cost of deposits was 1.43% and the average cost of funds was 1.46% for the fourth quarter of 2023.
●	The average cost of total deposits increased to 1.70% for the year ended December 31, 2024, compared to 1.06% for the year ended December 31, 2023. The average cost of funds increased to 1.74% for the year ended December 31, 2024, compared to 1.13% for the year ended December 31, 2023.

Provision for Credit Losses on Loans:

♦	During the fourth quarter of 2024, we recorded a provision for credit losses on loans of $1.3 million, compared to a $153,000 provision for credit losses on loans for the third quarter of 2024, and a provision for credit losses on loans of $289,000 for the fourth quarter of 2023. The addition to the allowance for credit on losses on loans reflects our loan growth, credit assessment, and economic factors.

♦	There was a provision for credit losses on loans of $2.1 million for the year ended December 31, 2024, compared to a $749,000 provision for credit losses on loans for the year ended December 31, 2023, primarily due to the increase in the balance of total loans, and an increase in specific reserves for individually analyzed loans.

Noninterest Income:

♦	Total noninterest income remained relatively flat at $2.2 million for both the fourth and third quarters of 2024. Total noninterest income increased 13% to $2.2 million for the fourth quarter of 2024, compared to $1.9 million for the fourth quarter of 2023, primarily due to a higher gain on sales of SBA loans.
♦	Total noninterest income decreased (3%) to $8.7 million for the year ended December 31, of 2024, compared to $9.0 million for the year ended December 31, 2023, primarily due to lower service charges and fees on deposit accounts, partially offset by higher income in various other noninterest income categories.

Noninterest Expense:

♦	Total noninterest expense for the fourth quarter of 2024 increased to $30.3 million, compared to $27.6 million for the third quarter of 2024, primarily due to one-time personnel related expenses and legal fees of approximately $1.1 million, higher professional fees, homeowner association vendor payments, and information technology related expenses. Total noninterest expense for the fourth quarter of 2024 increased to $30.3 million, compared to $25.5 million for the fourth quarter of 2023, primarily due to one-time personnel related expenses and legal fees, professional fees, and homeowner association vendor payments.
♦	Total noninterest expense for the year ended December 31, 2024 increased to $113.6 million, compared to $101.1 million for the year ended December 31, 2023, primarily due to higher salaries and employee benefits, rent expense, professional fees, marketing related expenses, insurance expense, homeowner association vendor payments, and ICS/CDARS fee expense.
♦	Full time equivalent employees were 355 at December 31, 2024 compared to 353 at September 30, 2024, and 349 at December 31, 2023.
♦	The efficiency ratio was 65.35% for the fourth quarter of 2024, compared to 65.37% for the third quarter of 2024, and 57.62% for the fourth quarter of 2023. The increase in the efficiency ratio for the fourth quarter of 2024, compared to the fourth quarter of 2023 was primarily due to higher noninterest expense. The efficiency ratio increased to 65.88% for the year ended December 31, 2024 compared to 52.57% for the year ended December 31, 2023. The increase in the efficiency ratio for the year ended December 31, 2024, compared to the year ended December 31, 2023, was due to both higher noninterest expense and lower net revenue. The efficiency ratio is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” below.

Income Tax Expense:

♦	Income tax expense was $4.1 million for the fourth quarter of 2024, compared to $3.9 million for the third quarter of 2024, and $5.1 million for the fourth quarter of 2023. The effective tax rate for the fourth quarter of 2024 was 27.9%, compared to 27.3% for the third quarter of 2024, and 27.8% for the fourth quarter of 2023.
♦	Income tax expense for the year ended December 31, 2024 was $16.1 million, compared to $26.0 million for the year ended December 31, 2023. The effective tax rate for the year ended December 31, 2024 was 28.5%, compared to 28.7% for the year ended December 31, 2023.

Liquidity Position, Financial Condition, Credit Quality, and Capital Management:

Liquidity and Available Lines of Credit:

♦	The following table shows our liquidity, available lines of credit and the amounts outstanding at December 31, 2024:

LIQUIDITY AND AVAILABLE LINES OF CREDIT	Total		Remaining
(in $000’s, unaudited)	Available	Outstanding	Available
Excess funds at the Federal Reserve Bank ("FRB")	$935,400	$—	$935,400
FRB discount window collateralized line of credit	1,383,149	—	1,383,149
Federal Home Loan Bank collateralized borrowing capacity	815,760	—	815,760
Unpledged investment securities (at fair value)	94,088	—	94,088
Federal funds purchase arrangements	90,000	—	90,000
Holding company line of credit	25,000	—	25,000
Total	$3,343,397	$—	$3,343,397

●	The Company’s total available liquidity and borrowing capacity was $3.3 billion at December 31, 2024, compared to $3.2 billion at September 30, 2024, and $2.9 billion at December 31, 2023.
●	The available liquidity and borrowing capacity was 69% of the Company’s total deposits and approximately 155% of the Bank’s estimated uninsured deposits at December 31, 2024.
●	The loan to deposit ratio was 72.45% at December 31, 2024, compared to 72.11% at September 30, 2024, and 76.52% at December 31, 2023.
♦Total assets increased 2% to $5.65 billion at December 31, 2024, compared to $5.55 billion at September 30, 2024, and increased 9% from $5.19 billion at December 31, 2023, primarily related to growth in client deposits.

Investment Securities:

♦	Investment securities totaled $846.3 million at December 31, 2024, of which $256.3 million were in the securities available-for-sale portfolio (at fair value), and $590.0 million were in the securities held-to-maturity portfolio (at amortized cost, net of allowance for credit losses of $12,000). The fair value of the securities held-to-maturity portfolio was $497.0 million at December 31, 2024.
♦	The following table shows the balances of securities available-for-sale, at fair value, and the related pre-tax unrealized (loss) at the dates indicated:

SECURITIES AVAILABLE-FOR-SALE	December 31,	September 30,	December 31,
(in $000’s, unaudited)	2024	2024	2023
Balance (at fair value):
U.S. Treasury	$186,183	$184,162	$382,369
Agency mortgage-backed securities	70,091	53,450	60,267
Total	$256,274	$237,612	$442,636

Pre-tax unrealized (loss):
U.S. Treasury	$(912)	$(1,440)	$(5,621)
Agency mortgage-backed securities	(4,148)	(2,923)	(4,313)
Total	$(5,060)	$(4,363)	$(9,934)

Weighted average life (years)	1.57	1.39	1.29

●	The pre-tax unrealized (loss) on the securities available-for-sale portfolio was ($5.1) million, or ($3.7) million net of taxes, which equaled less than 1% of total shareholders’ equity at December 31, 2024.
●	During the fourth quarter of 2024, the Company purchased $20.5 million of agency mortgage-backed securities and $9.8 million of U.S. Treasury securities, for total purchases of $30.3 million in the available-for-sale portfolio. Securities purchased had a book yield of 4.79% and an average life of 4.80 years.
♦	The following table shows the balances of securities held-to-maturity, at amortized cost, and the related pre-tax unrecognized (loss) and allowance for credit losses at the dates indicated:

SECURITIES HELD-TO-MATURITY	December 31,	September 30,	December 31,
(in $000’s, unaudited)	2024	2024	2023
Balance (at amortized cost):
Agency mortgage-backed securities	$559,548	$573,621	$618,374
Municipals — exempt from Federal tax(1)	30,480	30,584	32,203
Total(1)	$590,028	$604,205	$650,577

Pre-tax unrecognized (loss):
Agency mortgage-backed securities	$(91,585)	$(71,996)	$(85,729)
Municipals — exempt from Federal tax	(1,431)	(676)	(721)
Total	$(93,016)	$(72,672)	$(86,450)

Allowance for credit losses on municipal securities	$(12)	$(12)	$(12)

Weighted average life (years)	6.35	5.94	6.57

(1)	Gross of the allowance for credit losses of ($12,000) at December 31, 2024, and September 30, 2024, and December 31, 2023.

●	The pre-tax unrecognized (loss) on the securities held-to-maturity portfolio was ($93.0) million, or ($65.5) million net of taxes, which equaled 9.5% of total shareholders’ equity at December 31, 2024.
●	The weighted average life of the securities held-to-maturity portfolio was 6.35 years at December 31, 2024, which includes Community Reinvestment Act mortgage-backed securities with longer maturities.
♦	The unrealized and unrecognized losses in both the available-for-sale and held-to-maturity portfolios were due to higher interest rates at December 31, 2024 compared to when the securities were purchased. The issuers are of high credit quality and all principal amounts are expected to be repaid when the securities mature. The fair value is expected to recover as the securities approach their maturity date and/or market rates decline.
♦	The following are the actual and/or projected cash flows from paydowns and maturities in the investment securities portfolio for the periods indicated based on the current interest rate environment:

		Agency
		Mortgage-
PROJECTED INVESTMENT SECURITIES	U.S.	backed and
PAYDOWNS & MATURITIES	Treasury	Municipal
(in $000’s, unaudited)	(Par Value)	Securities	Total
First quarter of 2025	$35,000	$20,986	$55,986
Second quarter of 2025	118,000	19,666	137,666
Third quarter of 2025	25,500	20,822	46,322
Fourth quarter of 2025	—	19,228	19,228
Total	$178,500	$80,702	$259,202

●	The weighted average life of the total investment securities portfolio was 4.88 years at December 31, 2024, compared to 4.62 years at September 30, 2024, and 4.40 years at December 31, 2023.

Loans:

♦	The following table summarizes the distribution of loans, excluding loans held-for-sale, and the percentage of distribution in each category at the dates indicated:

LOANS	December 31, 2024		September 30, 2024		December 31, 2023
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Commercial	$531,350	15%	$481,266	14%	$463,778	14%
Real estate:
CRE(1) - owner occupied	601,636	17%	602,062	18%	583,253	17%
CRE(1) - non-owner occupied	1,341,266	38%	1,310,578	38%	1,256,590	37%
Land and construction	127,848	4%	125,761	4%	140,513	4%
Home equity	127,963	4%	124,090	4%	119,125	4%
Multifamily	275,490	8%	273,103	8%	269,734	8%
Residential mortgages	471,730	14%	479,524	14%	496,961	15%
Consumer and other	14,837	< 1%	14,179	< 1%	20,919	1%
Total Loans	3,492,120	100%	3,410,563	100%	3,350,873	100%
Deferred loan costs (fees), net	(183)	—	(327)	—	(495)	—
Loans, net of deferred costs and fees	$3,491,937	100%	$3,410,236	100%	$3,350,378	100%

(1) Commercial Real Estate

●	Loans, excluding loans held-for-sale, increased $81.7 million, or 2%, to $3.5 billion at December 31, 2024 from $3.4 billion at September 30, 2024, and increased $141.6 million, or 4%, from $3.4 billion at December 31, 2023. Loans, excluding residential mortgages, increased $89.5 million, or 3%, to $3.0 billion at December 31, 2024 from $2.9 billion at September 30, 2024, and increased $166.8 million, or 6%, from $2.9 billion at December 31, 2023.
●	Commercial and industrial line utilization was 34% at December 31, 2024, compared to 31% at September 30, 2024, and 29% at December 31, 2023.
●	CRE loans totaled $1.9 billion at December 31, 2024, of which 31% were owner occupied and 69% were investor CRE loans. Owner occupied CRE loans totaled 31% at September 30, 2024 and 32% at December 31, 2023.
●	During the fourth quarter of 2024, there were 39 new owner occupied and non-owner occupied CRE loans originated totaling $72 million with a weighted average loan-to-value (“LTV”) of 42%; the weighted average debt-service coverage ratio (“DSCR”) for the non-owner occupied portfolio was 2.58 times.

●	The average loan size for all CRE loans was $1.6 million, and the average loan size for office CRE loans was $1.7 million.
●	The Company has personal guarantees on 92% of its CRE portfolio. A substantial portion of the unguaranteed CRE loans were made to credit-worthy non-profit organizations.
●	Total office exposure (excluding medical/dental offices) in the CRE portfolio was $413 million, including 34 loans totaling approximately $74 million in San Jose, 18 loans totaling approximately $25 million in San Francisco, and eight loans totaling approximately $16 million in Oakland at December 31, 2024. Non-owner occupied CRE with office exposure totaled $322 million at December 31, 2024. At December 31, 2024, the weighted average LTV and DSCR for the entire non-owner occupied office portfolio were 41.5% and 2.16 times, respectively. Total medical/dental office exposure in the non-owner occupied CRE portfolio consisted of 15 loans totaling $12.3 million, with a weighted average LTV and DSCR of 37.1% and 3.05 times, respectively, at December 31, 2024.
●	The following table presents the weighted average LTV and DSCR by collateral type for CRE loans at December 31, 2024:

	CRE - Non-owner Occupied			CRE - Owner Occupied		Total CRE
COLLATERAL TYPE	Outstanding	LTV	DSCR	Outstanding	LTV	Outstanding	LTV
Retail	26%	37.4%	2.18	16%	46.1%	24%	38.9%
Industrial	18%	38.7%	2.98	33%	42.9%	22%	40.3%
Mixed-Use, Special
Purpose and Other	19%	41.6%	1.99	35%	40.6%	22%	41.2%
Office	20%	41.5%	2.16	16%	44.1%	19%	42.1%
Multifamily	17%	42.9%	1.91	0%	0.0%	13%	42.9%
Hotel/Motel	< 1%	16.3%	1.32	0%	0.0%	< 1%	16.3%
Total	100%	40.0%	2.24	100%	42.8%	100%	40.8%

●	The following table presents the weighted average LTV and DSCR by county for CRE loans at December 31, 2024:

	CRE - Non-owner Occupied			CRE - Owner Occupied		Total CRE
COUNTY	Outstanding	LTV	DSCR	Outstanding	LTV	Outstanding	LTV
Alameda	25%	43.8%	1.92	19%	45.3%	23%	44.1%
Contra Costa	7%	41.6%	1.77	8%	46.9%	7%	43.1%
Marin	6%	45.9%	2.02	1%	51.7%	5%	46.3%
Monterey	2%	42.8%	1.82	2%	40.8%	2%	42.1%
Napa	< 1%	29.1%	2.40	1%	51.6%	< 1%	36.8%
Out of Area	9%	42.3%	2.04	9%	48.9%	9%	44.0%
San Benito	1%	38.3%	1.84	3%	39.3%	2%	38.7%
San Francisco	9%	37.3%	2.19	4%	39.5%	8%	37.6%
San Mateo	11%	38.1%	2.33	15%	40.0%	12%	38.7%
Santa Clara	24%	36.9%	2.80	34%	40.7%	27%	38.3%
Santa Cruz	2%	32.2%	1.75	1%	49.6%	2%	35.5%
Solano	1%	32.5%	2.91	1%	37.5%	1%	33.9%
Sonoma	3%	38.7%	2.58	2%	42.8%	2%	39.6%
Total	100%	40.0%	2.24	100%	42.8%	100%	40.8%

♦	The following table presents the maturity distribution of the Company’s loans, excluding loans held-for-sale, as of December 31, 2024. The table shows the distribution of such loans between those loans with predetermined (fixed) interest rates and those with variable (floating) interest rates. Floating rates generally fluctuate with changes in the prime rate and contractual repricing dates.

	Due in		Over One Year But
LOAN MATURITIES	One Year or Less		Less than Five Years		Over Five Years
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total	Total
Loans with variable interest rates	$469,400	52%	$188,849	21%	$236,771	26%	$895,020
Loans with fixed interest rates	163,977	6%	815,903	31%	1,617,220	62%	2,597,100
Loans	$633,377	18%	$1,004,752	29%	$1,853,991	53%	$3,492,120

●	At December 31, 2024, approximately 26% of the Company’s loan portfolio consisted of floating interest rate loans, compared to 25% at September 30, 2024 and 27% at December 31, 2023.

Credit Quality:

♦	The following table summarizes the allowance for credit losses on loans (“ACLL”) for the periods indicated:

	At or For the Quarter Ended:			At or For the Year Ended:
ALLOWANCE FOR CREDIT LOSSES ON LOANS	December 31,	September 30,	December 31,	December 31,	December 31,
(in $000’s, unaudited)	2024	2024	2023	2024	2023
Balance at beginning of period	$47,819	$47,954	$47,702	$47,958	$47,512
Charge-offs during the period	(262)	(474)	(160)	(1,604)	(1,011)
Recoveries during the period	65	186	127	460	708
Net charge-offs during the period	(197)	(288)	(33)	(1,144)	(303)
Provision for credit losses on loans during the period	1,331	153	289	2,139	749
Balance at end of period	$48,953	$47,819	$47,958	$48,953	$47,958

Total loans, net of deferred fees	$3,491,937	$3,410,236	$3,350,378	$3,491,937	$3,350,378
Total nonperforming loans	$7,667	$7,158	$7,707	$7,667	$7,707
ACLL to total loans	1.40%	1.40%	1.43%	1.40%	1.43%
ACLL to total nonperforming loans	638.49%	668.05%	622.27%	638.49%	622.27%

●	The following table shows the drivers of change in ACLL for the four quarters of 2024:

DRIVERS OF CHANGE IN ACLL
(in $000’s, unaudited)
ACLL at December 31, 2023	$47,958
Portfolio changes during the first quarter of 2024	(234)
Qualitative and quantitative changes during the first
quarter of 2024 including changes in economic forecasts	164
ACLL at March 31, 2024	47,888
Portfolio changes during the second quarter of 2024	616
Qualitative and quantitative changes during the second
quarter of 2024 including changes in economic forecasts	(550)
ACLL at June 30, 2024	47,954
Portfolio changes during the third quarter of 2024	599
Qualitative and quantitative changes during the third
quarter of 2024 including changes in economic forecasts	(734)
ACLL at September 30, 2024	47,819
Portfolio changes during the fourth quarter of 2024	1,912
Qualitative and quantitative changes during the fourth
quarter of 2024 including changes in economic forecasts	(778)
ACLL at December 31, 2024	$48,953

♦	The following is a breakout of nonperforming assets (“NPAs”) at the dates indicated:

NONPERFORMING ASSETS	December 31, 2024		September 30, 2024		December 31, 2023
(in $000’s, unaudited)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Land and construction loans	$5,874	77%	$5,862	82%	$4,661	60%
Commercial loans	1,014	13%	752	11%	1,236	16%
Loans over 90 days past due and still accruing	489	6%	460	6%	889	12%
Home equity and other loans	290	4%	84	1%	779	10%
Residential mortgages	—	0%	—	0%	142	2%
CRE loans	—	0%	—	0%	—	0%
Total nonperforming assets	$7,667	100%	$7,158	100%	$7,707	100%

There were 9 borrowers included in NPAs totaling $7.7 million, or 0.14% of total assets, at December 31, 2024, compared to 10 borrowers totaling $7.2 million, or 0.13% of total assets at September 30, 2024, and 12 borrowers totaling $7.7 million, or 0.15% of total assets, at December 31, 2023.

●	There were no CRE loans in NPAs at December 31, 2024, September 30, 2024, or December 31, 2023.
●	There were no foreclosed assets on the balance sheet at December 31, 2024, September 30, 2024, or December 31, 2023.
●	There were no Shared National Credits (“SNCs”) or material purchased participations included in NPAs or total loans at December 31, 2024, September 30, 2024, or December 31, 2023.
♦	Classified assets totaled $41.7 million, or 0.74% of total assets, at December 31, 2024, compared to $32.6 million, or 0.59% of total assets, at September 30, 2024, and $31.8 million, or 0.61% of total assets, at December 31, 2023. The increase in classified assets at December 31, 2024 was primarily the result of one downgraded owner occupied CRE credit, and a number of residential related loans. The loans are well-collateralized and we do not anticipate to incur losses as a result of the downgrades of these loans.

Deposits:

♦	The following table summarizes the distribution of deposits and the percentage of distribution in each category at the dates indicated:

DEPOSITS	December 31, 2024		September 30, 2024		December 31, 2023
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Demand, noninterest-bearing	$1,214,192	25%	$1,272,139	27%	$1,292,486	30%
Demand, interest-bearing	936,587	19%	913,910	19%	914,066	21%
Savings and money market	1,325,923	28%	1,309,676	28%	1,087,518	25%
Time deposits — under $250	38,988	1%	39,060	1%	38,055	1%
Time deposits — $250 and over	206,755	4%	196,945	4%	192,228	4%
ICS/CDARS — interest-bearing demand,
money market and time deposits	1,097,586	23%	997,803	21%	854,105	19%
Total deposits	$4,820,031	100%	$4,729,533	100%	$4,378,458	100%

●	Total deposits increased $90.5 million, or 2%, to $4.8 billion at December 31, 2024, compared to $4.7 billion at September 30, 2024, and increased $441.6 million, or 10% from $4.4 billion at December 31, 2023.
●	The Company had 25,427 deposit accounts at December 31, 2024, with an average balance of $190,000. At September 30, 2024, the Company had 25,373 deposit accounts, with an average balance of $186,000. At December 31, 2023, the Company had 24,737 deposit accounts, with an average balance of $177,000.
●	Deposits from the Bank’s top 100 client relationships, representing 22% of the total number of accounts, totaled $2.2 billion, representing 47% of total deposits, with an average account size of $400,000 at December 31, 2024. At September 30, 2024, deposits from the Bank’s top 100 client relationships, representing 22% of the total number of accounts, totaled $2.2 billion, representing 47% of total deposits, with an average account size of $394,000. At December 31, 2023, deposits from the Bank’s top 100 client relationships, representing 22% of the total number of accounts, totaled $2.0 billion, representing 45% of total deposits, with an average account size of $368,000.
●	The Bank’s uninsured deposits were approximately $2.2 billion, or 45% of the Company’s total deposits, at December 31, 2024, compared to $2.2 billion, or 47% of the Company’s total deposits, at September 30, 2024, and $2.0 billion, or 46% of the Company’s total deposits, at December 31, 2023.

Capital Management:

♦	In July 2024, the Company announced that its Board of Directors adopted a share repurchase program under which the Company is authorized to repurchase up to $15 million of the Company’s shares of its issued and outstanding common stock. The Company did not repurchase any of its common stock during the third or fourth quarters of 2024.

♦	The Company’s consolidated capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded regulatory guidelines under the prompt corrective action (“PCA”) regulatory guidelines for a well-capitalized financial institution, and the Basel III minimum regulatory requirements at December 31, 2024, as reflected in the following table:

			Well-capitalized
			Financial
			Institution	Basel III
	Heritage	Heritage	PCA	Minimum
	Commerce	Bank of	Regulatory	Regulatory
CAPITAL RATIOS (unaudited)	Corp	Commerce	Guidelines	Requirements (1)
Total Capital	15.6%	15.1%	10.0%	10.5%
Tier 1 Capital	13.4%	13.9%	8.0%	8.5%
Common Equity Tier 1 Capital	13.4%	13.9%	6.5%	7.0%
Tier 1 Leverage	9.6%	10.0%	5.0%	4.0%
Tangible common equity / tangible assets (2)	9.4%	9.8%	N/A	N/A

(1)	Basel III minimum regulatory requirements for both the Company and the Bank include a 2.5% capital conservation buffer, except the Tier 1 Leverage ratio.
(2)	This is a non-GAAP financial measure that represents shareholders’ equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets.

♦	The following table reflects the components of accumulated other comprehensive loss, net of taxes, at the dates indicated:

ACCUMULATED OTHER COMPREHENSIVE LOSS	December 31,	September 30,	December 31,
(in $000’s, unaudited)	2024	2024	2023
Unrealized loss on securities available-for-sale	$(3,656)	$(3,161)	$(7,116)
Split dollar insurance contracts liability	(2,339)	(2,965)	(2,809)
Supplemental executive retirement plan liability	(2,173)	(2,838)	(2,892)
Unrealized gain on interest-only strip from SBA loans	63	72	87
Total accumulated other comprehensive loss	$(8,105)	$(8,892)	$(12,730)

♦	Tangible common equity was $515.7 million at December 31, 2024, compared to $510.8 million at September 30, 2024, and $496.6 million at December 31, 2023. Tangible book value per share was $8.41 at December 31, 2024, compared to $8.33 at September 30, 2024, and $8.12 at December 31, 2023. Tangible common equity and tangible book value per share are non-GAAP financial measures.

Heritage Commerce Corp, a bank holding company established in October 1997, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Livermore, Los Altos, Los Gatos, Morgan Hill, Oakland, Palo Alto, Pleasanton, Redwood City, San Francisco, San Jose, San Mateo, San Rafael, and Walnut Creek. Heritage Bank of Commerce is an SBA Preferred Lender. Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in San Jose, CA and provides business-essential working capital factoring financing to various industries throughout the United States. For more information, please visit www.heritagecommercecorp.com. The contents of our website are not incorporated into, and do not form a part of, this release or of our filings with the Securities and Exchange Commission.

Non-GAAP Financial Measures

Financial results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. Management believes these non-GAAP financial measures are common in the banking industry, and may enhance comparability for peer comparison purposes. These non-GAAP financial measures should be supplemental to primary GAAP financial measures and should not be read in isolation or relied upon as a substitute for primary GAAP financial measures. A reconciliation of GAAP to non-GAAP financial measures is presented in the tables at the end of this earnings release under “Reconciliation of Non-GAAP Financial Measures.”

Forward-Looking Statement Disclaimer

Certain matters discussed in this press release constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, projected cash flows of our investment securities portfolio, the performance of our loan portfolio, estimated net interest income resulting from a shift in interest rates, expectation of high credit quality issuers ability to repay, as well as statements relating to the anticipated effects on the Company’s financial condition and results of operations from expected developments or events. Any statements that reflect our belief about, confidence in, or expectations for future events, performance or condition should be considered forward-looking statements. Readers should not construe these statements as assurances of a given level of performance, nor as promises that we will take actions that we currently expect to take. All statements are subject to various risks and uncertainties, many of which are outside our control and some of which may fall outside our ability to predict or anticipate. Accordingly, our actual results may differ materially from our projected results, and we may take actions or experience events that we do not currently expect. Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and Exchange Commission, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and the following: (1) the effects of recent and ongoing wildfires affecting Southern California, which have affected certain customers and certain loans secured by mortgages in Los Angeles County, and which are affecting or may, in the future, affect other customers in those and other markets throughout California; (2) risks of geographic concentration of our customer base, our loans, and the collateral securing our loans, as those customers and assets may be particularly subject to natural disasters and to events and conditions that directly or indirectly affect those regions, , including the particular risks of natural disasters (including earthquakes, fires, and flooding) and other events that disproportionately affect that region; (3) cybersecurity risks that may affect us directly or may impact us indirectly by virtue of their effects on our clients, markets or vendors, including our ability to identify and address cybersecurity risks, including those posed by the increasing use of artificial intelligence, such as data security breaches, “denial of service” attacks, “hacking” and identity theft affecting us, our clients, and our third-party vendors and service providers; (4) political events that have accompanied or that may in the future accompany or result from recent political changes, particularly including sociopolitical events and conditions that result from political conflicts and law enforcement activities that may adversely affect our markets or our customers; (5) media items and consumer confidence as those factors affect our clients’ confidence in the banking system generally and in our bank specifically; (6) adequacy of the our risk management framework, disclosure controls and procedures and internal control over financial reporting; (7) market, geographic and sociopolitical factors that arise by virtue of the fact that we operate primarily in the general San Francisco Bay Area of Northern California; (8) factors that affect our liquidity and our ability to meet client demands for withdrawals from deposit accounts and undrawn lines of credit, including our cash on hand and the availability of funds from our own lines of credit; (9) factors that affect the value and liquidity of our investment portfolios, particularly the values of securities available-for-sale; (10) our ability to estimate accurately, and to establish adequate reserves against, the risk of loss associated with our loan and lease portfolios and our factoring business; (11) inflationary pressures and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans to clients, whether held in the portfolio or in the secondary market; (12) increased capital requirements for our continual growth or as imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; (13) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; (14) events that affect our ability to attract, recruit, and retain qualified officers and other personnel to implement our strategic plan, and that enable current and future personnel to protect and develop our relationships with clients, and to promote our business, results of operations and growth prospects; (15) the expense and uncertain resolution of litigation matters whether occurring in the ordinary course of business or otherwise, particularly including but not limited to the effects of recent and ongoing developments in California labor and employment laws, regulations and court decisions;; and (16) our success in managing the risks involved in the foregoing factors.

Member FDIC

For additional information, contact:

Debbie Reuter

EVP, Corporate Secretary

Direct: (408) 494-4542

Debbie.Reuter@herbank.com

	For the Quarter Ended:			Percent Change From:		For the Year Ended:
CONSOLIDATED INCOME STATEMENTS	December 31,	September 30,	December 31,	September 30,	December 31,	December 31,	December 31,	Percent
(in $000’s, unaudited)	2024	2024	2023	2024	2023	2024	2023	Change
Interest income	$64,633	$61,438	$58,892	5%	10%	$242,699	$234,298	4%
Interest expense	20,448	21,523	16,591	(5)%	23%	79,051	51,074	55%
Net interest income before provision
for credit losses on loans	44,185	39,915	42,301	11%	4%	163,648	183,224	(11)%
Provision for credit losses on loans	1,331	153	289	770%	361%	2,139	749	186%
Net interest income after provision
for credit losses on loans	42,854	39,762	42,012	8%	2%	161,509	182,475	(11)%
Noninterest income:
Service charges and fees on deposit
accounts	885	908	838	(3)%	6%	3,561	4,341	(18)%
Increase in cash surrender value of
life insurance	528	530	519	0%	2%	2,097	2,031	3%
Gain on sales of SBA loans	125	94	—	33%	N/A	473	482	(2)%
Servicing income	77	108	103	(29)%	(25)%	365	400	(9)%
Termination fees	18	46	25	(61)%	(28)%	177	154	15%
Gain on proceeds from company-owned
life insurance	—	—	25	N/A	(100)%	219	125	75%
Other	552	554	432	0%	28%	1,856	1,465	27%
Total noninterest income	2,185	2,240	1,942	(2)%	13%	8,748	8,998	(3)%
Noninterest expense:
Salaries and employee benefits	16,976	15,673	13,919	8%	22%	63,952	56,862	12%
Occupancy and equipment	2,495	2,599	2,367	(4)%	5%	10,226	9,490	8%
Professional fees	1,711	1,306	1,085	31%	58%	5,416	4,350	25%
Other	9,122	7,977	8,120	14%	12%	33,989	30,352	12%
Total noninterest expense	30,304	27,555	25,491	10%	19%	113,583	101,054	12%
Income before income taxes	14,735	14,447	18,463	2%	(20)%	56,674	90,419	(37)%
Income tax expense	4,114	3,940	5,135	4%	(20)%	16,146	25,976	(38)%
Net income	$10,621	$10,507	$13,328	1%	(20)%	$40,528	$64,443	(37)%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.17	$0.17	$0.22	0%	(23)%	$0.66	$1.06	(38)%
Diluted earnings per share	$0.17	$0.17	$0.22	0%	(23)%	$0.66	$1.05	(37)%
Weighted average shares outstanding - basic	61,320,505	61,295,877	61,118,485	0%	0%	61,270,730	61,038,857	0%
Weighted average shares outstanding - diluted	61,679,735	61,546,157	61,412,816	0%	0%	61,527,372	61,311,318	0%
Common shares outstanding at period-end	61,348,095	61,297,344	61,146,835	0%	0%	61,348,095	61,146,835	0%
Dividend per share	$0.13	$0.13	$0.13	0%	0%	$0.52	$0.52	0%
Book value per share	$11.24	$11.18	$11.00	1%	2%	$11.24	$11.00	2%
Tangible book value per share(1)	$8.41	$8.33	$8.12	1%	4%	$8.41	$8.12	4%

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	6.16%	6.14%	7.96%	0%	(23)%	5.97%	9.88%	(40)%
Annualized return on average tangible
common equity(1)	8.25%	8.27%	10.84%	0%	(24)%	8.05%	13.57%	(41)%
Annualized return on average assets	0.75%	0.78%	1.00%	(4)%	(25)%	0.76%	1.22%	(38)%
Annualized return on average tangible assets(1)	0.78%	0.81%	1.04%	(4)%	(25)%	0.78%	1.26%	(38)%
Net interest margin (FTE)(1)	3.34%	3.17%	3.41%	5%	(2)%	3.28%	3.70%	(11)%
Efficiency ratio(1)	65.35%	65.37%	57.62%	0%	13%	65.88%	52.57%	25%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,607,840	$5,352,067	$5,264,905	5%	7%	$5,338,705	$5,289,375	1%
Average tangible assets(1)	$5,433,439	$5,177,114	$5,088,264	5%	7%	$5,163,485	$5,111,839	1%
Average earning assets	$5,267,773	$5,011,865	$4,923,582	5%	7%	$4,999,363	$4,955,018	1%
Average loans held-for-sale	$2,260	$1,493	$1,612	51%	40%	$2,001	$2,821	(29)%
Average total loans	$3,388,729	$3,359,647	$3,280,817	1%	3%	$3,343,661	$3,259,373	3%
Average deposits	$4,771,491	$4,525,946	$4,454,750	5%	7%	$4,513,774	$4,467,489	1%
Average demand deposits - noninterest-bearing	$1,222,393	$1,172,304	$1,243,222	4%	(2)%	$1,174,854	$1,393,949	(16)%
Average interest-bearing deposits	$3,549,098	$3,353,642	$3,211,528	6%	11%	$3,338,920	$3,073,540	9%
Average interest-bearing liabilities	$3,588,755	$3,393,264	$3,251,034	6%	10%	$3,378,516	$3,140,105	8%
Average equity	$686,263	$680,404	$664,638	1%	3%	$678,543	$652,449	4%
Average tangible common equity(1)	$511,862	$505,451	$487,997	1%	5%	$503,323	$474,913	6%

(1)	This is a non-GAAP financial measure.

	For the Quarter Ended:
CONSOLIDATED INCOME STATEMENTS	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2024	2024	2024	2024	2023
Interest income	$64,633	$61,438	$59,077	$57,551	$58,892
Interest expense	20,448	21,523	19,622	17,458	16,591
Net interest income before provision
for credit losses on loans	44,185	39,915	39,455	40,093	42,301
Provision for credit losses on loans	1,331	153	471	184	289
Net interest income after provision
for credit losses on loans	42,854	39,762	38,984	39,909	42,012
Noninterest income:
Service charges and fees on deposit
accounts	885	908	891	877	838
Increase in cash surrender value of
life insurance	528	530	521	518	519
Gain on sales of SBA loans	125	94	76	178	—
Servicing income	77	108	90	90	103
Termination fees	18	46	100	13	25
Gain on proceeds from company-owned
life insurance	—	—	219	—	25
Other	552	554	379	371	432
Total noninterest income	2,185	2,240	2,276	2,047	1,942
Noninterest expense:
Salaries and employee benefits	16,976	15,673	15,794	15,509	13,919
Occupancy and equipment	2,495	2,599	2,689	2,443	2,367
Professional fees	1,711	1,306	1,072	1,327	1,085
Other	9,122	7,977	8,633	8,257	8,120
Total noninterest expense	30,304	27,555	28,188	27,536	25,491
Income before income taxes	14,735	14,447	13,072	14,420	18,463
Income tax expense	4,114	3,940	3,838	4,254	5,135
Net income	$10,621	$10,507	$9,234	$10,166	$13,328

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.17	$0.17	$0.15	$0.17	$0.22
Diluted earnings per share	$0.17	$0.17	$0.15	$0.17	$0.22
Weighted average shares outstanding - basic	61,320,505	61,295,877	61,279,914	61,186,623	61,118,485
Weighted average shares outstanding - diluted	61,679,735	61,546,157	61,438,088	61,470,552	61,412,816
Common shares outstanding at period-end	61,348,095	61,297,344	61,292,094	61,253,625	61,146,835
Dividend per share	$0.13	$0.13	$0.13	$0.13	$0.13
Book value per share	$11.24	$11.18	$11.08	$11.04	$11.00
Tangible book value per share(1)	$8.41	$8.33	$8.22	$8.17	$8.12

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	6.16%	6.14%	5.50%	6.08%	7.96%
Annualized return on average tangible
common equity(1)	8.25%	8.27%	7.43%	8.24%	10.84%
Annualized return on average assets	0.75%	0.78%	0.71%	0.79%	1.00%
Annualized return on average tangible assets(1)	0.78%	0.81%	0.74%	0.82%	1.04%
Net interest margin (FTE)(1)	3.34%	3.17%	3.26%	3.34%	3.41%
Efficiency ratio(1)	65.35%	65.37%	67.55%	65.34%	57.62%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,607,840	$5,352,067	$5,213,171	$5,178,636	$5,264,905
Average tangible assets(1)	$5,433,439	$5,177,114	$5,037,673	$5,002,597	$5,088,264
Average earning assets	$5,267,773	$5,011,865	$4,872,449	$4,842,279	$4,923,582
Average loans held-for-sale	$2,260	$1,493	$1,503	$2,749	$1,612
Average total loans	$3,388,729	$3,359,647	$3,328,358	$3,297,240	$3,280,817
Average deposits	$4,771,491	$4,525,946	$4,394,545	$4,360,150	$4,454,750
Average demand deposits - noninterest-bearing	$1,222,393	$1,172,304	$1,127,145	$1,177,078	$1,243,222
Average interest-bearing deposits	$3,549,098	$3,353,642	$3,267,400	$3,183,072	$3,211,528
Average interest-bearing liabilities	$3,588,755	$3,393,264	$3,306,972	$3,222,603	$3,251,034
Average equity	$686,263	$680,404	$675,108	$672,292	$664,638
Average tangible common equity(1)	$511,862	$505,451	$499,610	$496,253	$487,997

(1)	This is a non-GAAP financial measure.

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	December 31,	September 30,	December 31,	September 30,	December 31,
(in $000’s, unaudited)	2024	2024	2023	2024	2023
ASSETS
Cash and due from banks	$29,864	$49,722	$41,592	(40)%	(28)%
Other investments and interest-bearing deposits
in other financial institutions	938,259	906,588	366,537	3%	156%
Securities available-for-sale, at fair value	256,274	237,612	442,636	8%	(42)%
Securities held-to-maturity, at amortized cost	590,016	604,193	650,565	(2)%	(9)%
Loans held-for-sale - SBA, including deferred costs	2,375	1,649	2,205	44%	8%
Loans:
Commercial	531,350	481,266	463,778	10%	15%
Real estate:
CRE - owner occupied	601,636	602,062	583,253	0%	3%
CRE - non-owner occupied	1,341,266	1,310,578	1,256,590	2%	7%
Land and construction	127,848	125,761	140,513	2%	(9)%
Home equity	127,963	124,090	119,125	3%	7%
Multifamily	275,490	273,103	269,734	1%	2%
Residential mortgages	471,730	479,524	496,961	(2)%	(5)%
Consumer and other	14,837	14,179	20,919	5%	(29)%
Loans	3,492,120	3,410,563	3,350,873	2%	4%
Deferred loan fees, net	(183)	(327)	(495)	(44)%	(63)%
Total loans, net of deferred costs and fees	3,491,937	3,410,236	3,350,378	2%	4%
Allowance for credit losses on loans	(48,953)	(47,819)	(47,958)	2%	2%
Loans, net	3,442,984	3,362,417	3,302,420	2%	4%
Company-owned life insurance	81,211	80,682	79,489	1%	2%
Premises and equipment, net	10,140	10,398	9,857	(2)%	3%
Goodwill	167,631	167,631	167,631	0%	0%
Other intangible assets	6,439	6,966	8,627	(8)%	(25)%
Accrued interest receivable and other assets	119,813	123,738	122,536	(3)%	(2)%
Total assets	$5,645,006	$5,551,596	$5,194,095	2%	9%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,214,192	$1,272,139	$1,292,486	(5)%	(6)%
Demand, interest-bearing	936,587	913,910	914,066	2%	2%
Savings and money market	1,325,923	1,309,676	1,087,518	1%	22%
Time deposits - under $250	38,988	39,060	38,055	0%	2%
Time deposits - $250 and over	206,755	196,945	192,228	5%	8%
ICS/CDARS - interest-bearing demand, money market
and time deposits	1,097,586	997,803	854,105	10%	29%
Total deposits	4,820,031	4,729,533	4,378,458	2%	10%
Subordinated debt, net of issuance costs	39,653	39,615	39,502	0%	0%
Accrued interest payable and other liabilities	95,595	97,096	103,234	(2)%	(7)%
Total liabilities	4,955,279	4,866,244	4,521,194	2%	10%

Shareholders’ Equity:
Common stock	510,070	509,134	506,539	0%	1%
Retained earnings	187,762	185,110	179,092	1%	5%
Accumulated other comprehensive loss	(8,105)	(8,892)	(12,730)	(9)%	(36)%
Total shareholders' equity	689,727	685,352	672,901	1%	3%
Total liabilities and shareholders’ equity	$5,645,006	$5,551,596	$5,194,095	2%	9%

	End of Period:
CONSOLIDATED BALANCE SHEETS	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2024	2024	2024	2024	2023
ASSETS
Cash and due from banks	$29,864	$49,722	$37,497	$32,543	$41,592
Other investments and interest-bearing deposits
in other financial institutions	938,259	906,588	610,763	508,816	366,537
Securities available-for-sale, at fair value	256,274	237,612	273,043	404,474	442,636
Securities held-to-maturity, at amortized cost	590,016	604,193	621,178	636,249	650,565
Loans held-for-sale - SBA, including deferred costs	2,375	1,649	1,899	1,946	2,205
Loans:
Commercial	531,350	481,266	477,929	452,231	463,778
Real estate:
CRE - owner occupied	601,636	602,062	594,504	585,031	583,253
CRE - non-owner occupied	1,341,266	1,310,578	1,283,323	1,271,184	1,256,590
Land and construction	127,848	125,761	125,374	129,712	140,513
Home equity	127,963	124,090	126,562	122,794	119,125
Multifamily	275,490	273,103	268,968	269,263	269,734
Residential mortgages	471,730	479,524	484,809	490,035	496,961
Consumer and other	14,837	14,179	18,758	16,439	20,919
Loans	3,492,120	3,410,563	3,380,227	3,336,689	3,350,873
Deferred loan fees, net	(183)	(327)	(434)	(587)	(495)
Total loans, net of deferred fees	3,491,937	3,410,236	3,379,793	3,336,102	3,350,378
Allowance for credit losses on loans	(48,953)	(47,819)	(47,954)	(47,888)	(47,958)
Loans, net	3,442,984	3,362,417	3,331,839	3,288,214	3,302,420
Company-owned life insurance	81,211	80,682	80,153	80,007	79,489
Premises and equipment, net	10,140	10,398	10,310	9,986	9,857
Goodwill	167,631	167,631	167,631	167,631	167,631
Other intangible assets	6,439	6,966	7,521	8,074	8,627
Accrued interest receivable and other assets	119,813	123,738	121,190	118,134	122,536
Total assets	$5,645,006	$5,551,596	$5,263,024	$5,256,074	$5,194,095

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,214,192	$1,272,139	$1,187,320	$1,242,059	$1,292,486
Demand, interest-bearing	936,587	913,910	928,246	925,100	914,066
Savings and money market	1,325,923	1,309,676	1,126,520	1,124,900	1,087,518
Time deposits - under $250	38,988	39,060	39,046	38,105	38,055
Time deposits - $250 and over	206,755	196,945	203,886	200,739	192,228
ICS/CDARS - interest-bearing demand, money market
and time deposits	1,097,586	997,803	959,592	913,757	854,105
Total deposits	4,820,031	4,729,533	4,444,610	4,444,660	4,378,458
Other short-term borrowings	—	—	—	—	—
Subordinated debt, net of issuance costs	39,653	39,615	39,577	39,539	39,502
Accrued interest payable and other liabilities	95,595	97,096	99,638	95,579	103,234
Total liabilities	4,955,279	4,866,244	4,583,825	4,579,778	4,521,194

Shareholders’ Equity:
Common stock	510,070	509,134	508,343	507,578	506,539
Retained earnings	187,762	185,110	182,571	181,306	179,092
Accumulated other comprehensive loss	(8,105)	(8,892)	(11,715)	(12,588)	(12,730)
Total shareholders' equity	689,727	685,352	679,199	676,296	672,901
Total liabilities and shareholders’ equity	$5,645,006	$5,551,596	$5,263,024	$5,256,074	$5,194,095

	At or For the Quarter Ended:			Percent Change From:
CREDIT QUALITY DATA	December 31,	September 30,	December 31,	September 30,	December 31,
(in $000’s, unaudited)	2024	2024	2023	2024	2023
Nonaccrual loans - held-for-investment	$7,178	$6,698	$6,818	7%	5%
Loans over 90 days past due
and still accruing	489	460	889	6%	(45)%
Total nonperforming loans	7,667	7,158	7,707	7%	(1)%
Foreclosed assets	—	—	—	N/A	N/A
Total nonperforming assets	$7,667	$7,158	$7,707	7%	(1)%
Net charge-offs (recoveries) during the quarter	$197	$288	$33	(32)%	497%
Provision for credit losses on loans during the quarter	$1,331	$153	$289	770%	361%
Allowance for credit losses on loans	$48,953	$47,819	$47,958	2%	2%
Classified assets	$41,661	$32,609	$31,763	28%	31%
Allowance for credit losses on loans to total loans	1.40%	1.40%	1.43%	0%	(2)%
Allowance for credit losses on loans to total nonperforming loans	638.49%	668.05%	622.27%	(4)%	3%
Nonperforming assets to total assets	0.14%	0.13%	0.15%	8%	(7)%
Nonperforming loans to total loans	0.22%	0.21%	0.23%	5%	(4)%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	7%	6%	6%	17%	17%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	7%	6%	5%	17%	40%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$515,657	$510,755	$496,643	1%	4%
Shareholders’ equity / total assets	12.22%	12.35%	12.96%	(1)%	(6)%
Tangible common equity / tangible assets (2)	9.43%	9.50%	9.90%	(1)%	(5)%
Loan to deposit ratio	72.45%	72.11%	76.52%	0%	(5)%
Noninterest-bearing deposits / total deposits	25.19%	26.90%	29.52%	(6)%	(15)%
Total capital ratio	15.6%	15.6%	15.5%	0%	1%
Tier 1 capital ratio	13.4%	13.4%	13.3%	0%	1%
Common Equity Tier 1 capital ratio	13.4%	13.4%	13.3%	0%	1%
Tier 1 leverage ratio	9.6%	10.0%	10.0%	(4)%	(4)%
Heritage Bank of Commerce:
Tangible common equity / tangible assets (2)	9.79%	9.86%	10.26%	(1)%	(5)%
Total capital ratio	15.1%	15.1%	14.9%	0%	1%
Tier 1 capital ratio	13.9%	13.9%	13.8%	0%	1%
Common Equity Tier 1 capital ratio	13.9%	13.9%	13.8%	0%	1%
Tier 1 leverage ratio	10.0%	10.4%	10.4%	(4)%	(4)%

(1)	This is a non-GAAP financial measure that represents shareholders' equity minus goodwill and other intangible assets.
(2)	This is a non-GAAP financial measure that represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets.

	At or For the Quarter Ended:
CREDIT QUALITY DATA	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2024	2024	2024	2024	2023
Nonaccrual loans - held-for-investment	$7,178	$6,698	$5,782	$5,920	$6,818
Loans over 90 days past due
and still accruing	489	460	248	1,951	889
Total nonperforming loans	7,667	7,158	6,030	7,871	7,707
Foreclosed assets	—	—	—	—	—
Total nonperforming assets	$7,667	$7,158	$6,030	$7,871	$7,707
Net charge-offs (recoveries) during the quarter	$197	$288	$405	$254	$33
Provision for credit losses on loans during the quarter	$1,331	$153	$471	$184	$289
Allowance for credit losses on loans	$48,953	$47,819	$47,954	$47,888	$47,958
Classified assets	$41,661	$32,609	$33,605	$35,392	$31,763
Allowance for credit losses on loans to total loans	1.40%	1.40%	1.42%	1.44%	1.43%
Allowance for credit losses on loans to total nonperforming loans	638.49%	668.05%	795.26%	608.41%	622.27%
Nonperforming assets to total assets	0.14%	0.13%	0.11%	0.15%	0.15%
Nonperforming loans to total loans	0.22%	0.21%	0.18%	0.24%	0.23%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	7%	6%	6%	6%	6%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	7%	6%	6%	6%	5%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$515,657	$510,755	$504,047	$500,591	$496,643
Shareholders’ equity / total assets	12.22%	12.35%	12.91%	12.87%	12.96%
Tangible common equity / tangible assets (2)	9.43%	9.50%	9.91%	9.85%	9.90%
Loan to deposit ratio	72.45%	72.11%	76.04%	75.06%	76.52%
Noninterest-bearing deposits / total deposits	25.19%	26.90%	26.71%	27.94%	29.52%
Total capital ratio	15.6%	15.6%	15.6%	15.6%	15.5%
Tier 1 capital ratio	13.4%	13.4%	13.4%	13.4%	13.3%
Common Equity Tier 1 capital ratio	13.4%	13.4%	13.4%	13.4%	13.3%
Tier 1 leverage ratio	9.6%	10.0%	10.2%	10.2%	10.0%
Heritage Bank of Commerce:
Tangible common equity / tangible assets (2)	9.79%	9.86%	10.28%	10.22%	10.26%
Total capital ratio	15.1%	15.1%	15.1%	15.1%	14.9%
Tier 1 capital ratio	13.9%	13.9%	13.9%	13.9%	13.8%
Common Equity Tier 1 capital ratio	13.9%	13.9%	13.9%	13.9%	13.8%
Tier 1 leverage ratio	10.0%	10.4%	10.6%	10.6%	10.4%

(1)	This is a non-GAAP financial measure that represents shareholders' equity minus goodwill and other intangible assets.
(2)	This is a non-GAAP financial measure that represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets.

	For the Quarter Ended			For the Quarter Ended
	December 31, 2024			September 30, 2024
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,390,989	$47,132	5.53%	$3,361,140	$45,781	5.42%
Securities - taxable	800,174	4,475	2.22%	838,375	4,676	2.22%
Securities - exempt from Federal tax (3)	30,570	274	3.57%	31,311	282	3.58%
Other investments and interest-bearing deposits
in other financial institutions	1,046,040	12,810	4.87%	781,039	10,758	5.48%
Total interest earning assets (3)	5,267,773	64,691	4.89%	5,011,865	61,497	4.88%
Cash and due from banks	32,569			33,425
Premises and equipment, net	10,301			10,471
Goodwill and other intangible assets	174,401			174,953
Other assets	122,796			121,353
Total assets	$5,607,840			$5,352,067

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,222,393			$1,172,304

Demand, interest-bearing	906,581	1,452	0.64%	907,346	1,714	0.75%
Savings and money market	1,339,397	9,090	2.70%	1,188,057	9,128	3.06%
Time deposits - under $100	11,388	49	1.71%	11,133	47	1.68%
Time deposits - $100 and over	234,446	2,310	3.92%	229,565	2,349	4.07%
ICS/CDARS - interest-bearing demand, money market
and time deposits	1,057,286	7,009	2.64%	1,017,541	7,747	3.03%
Total interest-bearing deposits	3,549,098	19,910	2.23%	3,353,642	20,985	2.49%
Total deposits	4,771,491	19,910	1.66%	4,525,946	20,985	1.84%

Short-term borrowings	28	—	0.00%	32	—	0.00%
Subordinated debt, net of issuance costs	39,629	538	5.40%	39,590	538	5.41%
Total interest-bearing liabilities	3,588,755	20,448	2.27%	3,393,264	21,523	2.52%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,811,148	20,448	1.69%	4,565,568	21,523	1.88%
Other liabilities	110,429			106,095
Total liabilities	4,921,577			4,671,663
Shareholders’ equity	686,263			680,404
Total liabilities and shareholders’ equity	$5,607,840			$5,352,067

Net interest income / margin (3)		44,243	3.34%		39,974	3.17%
Less tax equivalent adjustment (3)		(58)			(59)
Net interest income		$44,185	3.34%		$39,915	3.17%

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $167,000 for the fourth quarter of 2024, compared to $184,000 for the third quarter of 2024. Prepayment fees totaled $35,000 for the fourth quarter of 2024, compared to $4,000 for the third quarter of 2024.
(3)	Reflects the non-GAAP FTE adjustment for Federal tax-exempt income based on a 21% tax rate.

	For the Quarter Ended			For the Quarter Ended
	December 31, 2024			December 31, 2023
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,390,989	$47,132	5.53%	$3,282,429	$44,635	5.39%
Securities - taxable	800,174	4,475	2.22%	1,074,638	6,516	2.41%
Securities - exempt from Federal tax (3)	30,570	274	3.57%	32,244	288	3.54%
Other investments and interest-bearing deposits
in other financial institutions	1,046,040	12,810	4.87%	534,271	7,514	5.58%
Total interest earning assets (3)	5,267,773	64,691	4.89%	4,923,582	58,953	4.75%
Cash and due from banks	32,569			35,214
Premises and equipment, net	10,301			9,843
Goodwill and other intangible assets	174,401			176,641
Other assets	122,796			119,625
Total assets	$5,607,840			$5,264,905

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,222,393			$1,243,222

Demand, interest-bearing	906,581	1,452	0.64%	948,061	1,661	0.70%
Savings and money market	1,339,397	9,090	2.70%	1,096,962	6,216	2.25%
Time deposits - under $100	11,388	49	1.71%	11,389	37	1.29%
Time deposits - $100 and over	234,446	2,310	3.92%	234,140	2,130	3.61%
ICS/CDARS - interest-bearing demand, money market
and time deposits	1,057,286	7,009	2.64%	920,976	6,009	2.59%
Total interest-bearing deposits	3,549,098	19,910	2.23%	3,211,528	16,053	1.98%
Total deposits	4,771,491	19,910	1.66%	4,454,750	16,053	1.43%

Short-term borrowings	28	—	0.00%	29	—	0.00%
Subordinated debt, net of issuance costs	39,629	538	5.40%	39,477	538	5.41%
Total interest-bearing liabilities	3,588,755	20,448	2.27%	3,251,034	16,591	2.02%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,811,148	20,448	1.69%	4,494,256	16,591	1.46%
Other liabilities	110,429			106,011
Total liabilities	4,921,577			4,600,267
Shareholders’ equity	686,263			664,638
Total liabilities and shareholders’ equity	$5,607,840			$5,264,905

Net interest income / margin (3)		44,243	3.34%		42,362	3.41%
Less tax equivalent adjustment (3)		(58)			(61)
Net interest income		$44,185	3.34%		$42,301	3.41%

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $167,000 for the fourth quarter of 2024, compared to $147,000 for the fourth quarter of 2023. Prepayment fees totaled $35,000 for the fourth quarter of 2024, compared to $91,000 for the fourth quarter of 2023.
(3)	Reflects the non-GAAP FTE adjustment for Federal tax-exempt income based on a 21% tax rate.

	For the Year Ended			For the Year Ended
	December 31, 2024			December 31, 2023
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,345,662	$182,983	5.47%	$3,262,194	$177,628	5.45%
Securities - taxable	905,418	20,817	2.30%	1,124,190	27,351	2.43%
Securities - exempt from Federal tax (3)	31,403	1,127	3.59%	33,806	1,196	3.54%
Other investments, interest-bearing deposits in other
financial institutions and Federal funds sold	716,880	38,009	5.30%	534,828	28,374	5.31%
Total interest earning assets (3)	4,999,363	242,936	4.86%	4,955,018	234,549	4.73%
Cash and due from banks	33,156			35,955
Premises and equipment, net	10,252			9,421
Goodwill and other intangible assets	175,220			177,536
Other assets	120,714			111,445
Total assets	$5,338,705			$5,289,375

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,174,854			$1,393,949

Demand, interest-bearing	916,466	6,439	0.70%	1,074,523	6,655	0.62%
Savings and money market	1,175,391	32,734	2.78%	1,144,032	19,857	1.74%
Time deposits - under $100	11,112	184	1.66%	11,809	97	0.82%
Time deposits - $100 and over	228,388	8,968	3.93%	218,131	6,874	3.15%
ICS/CDARS - interest-bearing demand, money market
and time deposits	1,007,563	28,574	2.84%	625,045	14,074	2.25%
Total interest-bearing deposits	3,338,920	76,899	2.30%	3,073,540	47,557	1.55%
Total deposits	4,513,774	76,899	1.70%	4,467,489	47,557	1.06%

Short-term borrowings	24	—	0.00%	27,145	1,365	5.03%
Subordinated debt, net of issuance costs	39,572	2,152	5.44%	39,420	2,152	5.46%
Total interest-bearing liabilities	3,378,516	79,051	2.34%	3,140,105	51,074	1.63%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,553,370	79,051	1.74%	4,534,054	51,074	1.13%
Other liabilities	106,792			102,872
Total liabilities	4,660,162			4,636,926
Shareholders’ equity	678,543			652,449
Total liabilities and shareholders’ equity	$5,338,705			$5,289,375

Net interest income / margin (3)		163,885	3.28%		183,475	3.70%
Less tax equivalent adjustment (3)		(237)			(251)
Net interest income		$163,648	3.27%		$183,224	3.70%

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $628,000 for the year ended December 31, 2024, compared to $742,000 for the year ended December 31, 2023. Prepayment fees totaled $117,000 for the year ended December 31, 2024, compared to $484,000 for the year ended December 31, 2023.
(3)	Reflects the non-GAAP FTE adjustment for Federal tax-exempt income based on a 21% tax rate.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

♦	Management considers tangible book value per share as a useful measurement of the Company’s equity. The Company references the return on average tangible common equity and the return on average tangible assets as measurements of profitability.
♦	The following table summarizes components of the tangible book value per share at the dates indicated:

TANGIBLE BOOK VALUE PER SHARE	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2024	2024	2024	2024	2023
Capital components:
Total Equity (GAAP)	$689,727	$685,352	$679,199	$676,296	$672,901
Less: Preferred Stock	—	—	—	—	—
Total Common Equity	689,727	685,352	679,199	676,296	672,901
Less: Goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(6,439)	(6,966)	(7,521)	(8,074)	(8,627)
Total Tangible Common Equity (non-GAAP)	$515,657	$510,755	$504,047	$500,591	$496,643

Common shares outstanding at period-end	61,348,095	61,297,344	61,292,094	61,253,625	61,146,835

Tangible book value per share (non-GAAP)	$8.41	$8.33	$8.22	$8.17	$8.12
♦	The following tables summarize components of the annualized return on average tangible common equity and the annualized return on average tangible assets for the periods indicated:

RETURN ON AVERAGE TANGIBLE COMMON	For the Quarter Ended:
EQUITY AND AVERAGE TANGIBLE COMMON ASSETS	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2024	2024	2024	2024	2023
Net income	$10,621	$10,507	$9,234	$10,166	$13,328

Average tangible common equity components:
Average Equity (GAAP)	$686,263	$680,404	$675,108	$672,292	$664,638
Less: Goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(6,770)	(7,322)	(7,867)	(8,408)	(9,010)
Total Average Tangible Common Equity (non-GAAP)	$511,862	$505,451	$499,610	$496,253	$487,997

Annualized return on average tangible common equity (non-GAAP)	8.25%	8.27%	7.43%	8.24%	10.84%

Average tangible assets components:
Average Assets (GAAP)	$5,607,840	$5,352,067	$5,213,171	$5,178,636	$5,264,905
Less: Goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(6,770)	(7,322)	(7,867)	(8,408)	(9,010)
Total Average Tangible Assets (non-GAAP)	$5,433,439	$5,177,114	$5,037,673	$5,002,597	$5,088,264

Annualized return on average tangible assets (non-GAAP)	0.78%	0.81%	0.74%	0.82%	1.04%

RETURN ON AVERAGE TANGIBLE COMMON	For the Year Ended:
EQUITY AND AVERAGE TANGIBLE COMMON ASSETS	December 31,	December 31,
(in $000’s, unaudited)	2024	2023
Net income	$40,528	$64,443

Average tangible common equity components:
Average Equity (GAAP)	$678,543	$652,449
Less: Goodwill	(167,631)	(167,631)
Less: Other Intangible Assets	(7,589)	(9,905)
Total Average Tangible Common Equity (non-GAAP)	$503,323	$474,913

Annualized return on average tangible common equity (non-GAAP)	8.05%	13.57%

Average tangible assets components:
Average Assets (GAAP)	$5,338,705	$5,289,375
Less: Goodwill	(167,631)	(167,631)
Less: Other Intangible Assets	(7,589)	(9,905)
Total Average Tangible Assets (non-GAAP)	$5,163,485	5,111,839

Annualized return on average tangible assets (non-GAAP)	0.78%	1.26%

♦	Management reviews yields on certain asset categories and the net interest margin of the Company on an FTE basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis using tax rates effective as of the end of the period. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. The following tables summarize components of FTE net interest income of the Company for the periods indicated:

	For the Quarter Ended:
	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2024	2024	2024	2024	2023
Net interest income before
credit losses on loans (GAAP)	$44,185	$39,915	$39,455	$40,093	$42,301
Tax-equivalent adjustment on securities -
exempt from Federal tax	58	59	60	60	61
Net interest income, FTE (non-GAAP)	$44,243	$39,974	$39,515	$40,153	$42,362

Average balance of total interest earning assets	$5,267,773	$5,011,865	$4,872,449	$4,842,279	$4,923,582

Net interest margin (annualized net interest income divided by the
average balance of total interest earnings assets) (GAAP)	3.34%	3.17%	3.26%	3.33%	3.41%

Net interest margin, FTE (annualized net interest income, FTE, divided by the average balance of total
earnings assets) (non-GAAP)	3.34%	3.17%	3.26%	3.34%	3.41%

	For the Year Ended:
	December 31,	December 31,
(in $000’s, unaudited)	2024	2023
Net interest income before
credit losses on loans (GAAP)	$163,648	$183,224
Tax-equivalent adjustment on securities - exempt from Federal tax	237	251
Net interest income, FTE (non-GAAP)	$163,885	$183,475

Average balance of total interest earning assets	$4,999,363	$4,955,018

Net interest margin (annualized net interest income divided by the
average balance of total interest earnings assets) (GAAP)	3.27%	3.70%

Net interest margin, FTE (annualized net interest income, FTE, divided by the
average balance of total interest earnings assets) (non-GAAP)	3.28%	3.70%

♦	The efficiency ratio is a non-GAAP financial measure, which is calculated by dividing noninterest expense by total revenue (net interest income plus noninterest income), and measures how much it costs to produce one dollar of revenue. The following tables summarize components of the efficiency ratio of the Company for the periods indicated:

	For the Quarter Ended:
	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2024	2024	2024	2024	2023
Noninterest expense	$30,304	$27,555	$28,188	$27,536	$25,491

Net interest income before credit losses on loans	$44,185	$39,915	$39,455	$40,093	$42,301
Noninterest income	2,185	2,240	2,276	2,047	1,942
Total revenue	$46,370	$42,155	$41,731	$42,140	$44,243

Efficiency ratio (noninterest expense divided
by total revenue) (non-GAAP)	65.35%	65.37%	67.55%	65.34%	57.62%

	For the Year Ended:
	December 31,	December 31,
(in $000’s, unaudited)	2024	2023
Noninterest expense	$113,583	$101,054

Net interest income before credit losses on loans	$163,648	$183,224
Noninterest income	8,748	8,998
Total revenue	$172,396	$192,222

Efficiency ratio (noninterest expense divided
by total revenue) (non-GAAP)	65.88%	52.57%

♦	Management considers the tangible common equity ratio as a useful measurement of the Company’s and the Bank’s equity. The following table summarizes components of the tangible common equity to tangible assets ratio of the Company at the dates indicated:

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2024	2024	2024	2024	2023
Capital components:
Total Equity (GAAP)	$689,727	$685,352	$679,199	$676,296	$672,901
Less: Preferred Stock	—	—	—	—	—
Total Common Equity	689,727	685,352	679,199	676,296	672,901
Less: Goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(6,439)	(6,966)	(7,521)	(8,074)	(8,627)
Total Tangible Common Equity (non-GAAP)	$515,657	$510,755	$504,047	$500,591	$496,643

Asset components:
Total Assets (GAAP)	$5,645,006	$5,551,596	$5,263,024	$5,256,074	$5,194,095
Less: Goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(6,439)	(6,966)	(7,521)	(8,074)	(8,627)
Total Tangible Assets (non-GAAP)	$5,470,936	$5,376,999	$5,087,872	$5,080,369	$5,017,837

Tangible common equity / tangible assets (non-GAAP)	9.43%	9.50%	9.91%	9.85%	9.90%

♦	The following table summarizes components of the tangible common equity to tangible assets ratio of the Bank at the dates indicated:

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2024	2024	2024	2024	2023
Capital components:
Total Equity (GAAP)	$709,379	$704,585	$697,964	$694,543	$690,918
Less: Preferred Stock	—	—	—	—	—
Total Common Equity	709,379	704,585	697,964	694,543	690,918
Less: Goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(6,439)	(6,966)	(7,521)	(8,074)	(8,627)
Total Tangible Common Equity (non-GAAP)	$535,309	$529,988	$522,812	$518,838	$514,660

Asset components:
Total Assets (GAAP)	$5,641,646	$5,548,576	$5,260,500	$5,254,044	$5,190,829
Less: Goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(6,439)	(6,966)	(7,521)	(8,074)	(8,627)
Total Tangible Assets (non-GAAP)	$5,467,576	$5,373,979	$5,085,348	$5,078,339	$5,014,571

Tangible common equity / tangible assets (non-GAAP)	9.79%	9.86%	10.28%	10.22%	10.26%